UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/17/06

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24260

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11100 Mead Road

Suite 300

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 17, 2006, Amedisys, Inc. (the “Company”) issued a press release announcing the pricing of a net $117.9 million follow-on offering of the Company’s common stock. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in provided under Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information provided under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable

(b) Pro Forma Financial Information

Not applicable

(c) Exhibits

99.1	Press release dated November 17, 2006 announcing the pricing of a net $117.9 million follow-on offering of the Company’s common stock

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: November 17, 2006	by:	/s/ Donald Loverich, Jr.

Donald Loverich, Jr.
Principal Accounting Officer and Treasurer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 17, 2006 announcing the pricing of a net $117.9 million follow-on offering of the Company’s common stock